Exhibit 99.01

NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR: HMG/COURTLAND PROPERTIES, INC.

          1870 South Bayshore Drive

          Coconut Grove, Florida 33133

          (305) 854-6803

          Company Contact: Maurice Wiener

HMG/COURTLAND PROPERTIES, INC. DECLARES DIVIDEND

COCONUT GROVE, FLORIDA, December 19, 2014 - HMG/Courtland Properties, Inc. (NYSE Amex: HMG), announced today that its Board of Directors has declared a dividend of $.50 per share on the Company's Common Stock payable on January 7, 2015 to shareholders of record as of December 29, 2014.

Cautionary Statement

 This release contains "forward-looking statements" that reflect the company's current expectations about its future plans, including dividends. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statements, made by the company. Please refer to the company's most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events and circumstances after the date of the release.